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Exhibit 99.2

Risks Related to Devon Midstream Holdings, L.P.

Devon Midstream Holdings, L.P. ("Midstream Holdings") is dependent on Devon Energy Corporation ("Devon") for substantially all of the natural gas that it gathers, processes and transports. After Midstream Holdings' five-year minimum volume commitments from Devon, a material decline in the volumes of natural gas that Midstream Holdings gathers, processes and transports for Devon could result in a material decline in its operating results and cash available for distribution.

        Midstream Holdings relies on Devon for substantially all of its natural gas supply and does not expect to materially increase volumes from third-party producers in the near term. For the year ended December 31, 2012, Devon accounted for approximately 94% of Midstream Holdings' natural gas supply. For the foreseeable future, Midstream Holdings expects its profitability to remain substantially dependent on the volume of natural gas that it gathers, processes and transports on its systems. In order to minimize volumetric exposure, Midstream Holdings will receive five-year minimum volume commitments from Devon at the Bridgeport processing facility, Bridgeport and East Johnson County gathering systems and the Cana and Northridge systems. After the expiration of these five-year minimum volume commitments, a material decline in the volume of natural gas that Midstream Holdings gathers and transports on its systems would result in a material decline in its total operating revenues and cash flow. In addition, Devon may determine in the future that drilling activity in other areas of operation is strategically more attractive. A shift in Devon's focus away from Midstream Holdings' areas of operation could result in reduced throughput on Midstream Holdings' systems after the five-year minimum volume commitments expire and cause a material decline in Midstream Holdings' total operating revenues and cash flow.

Any decrease in the volumes of natural gas that Midstream Holdings gathers, processes or transports or in the volumes of natural gas liquids ("NGLs") that it fractionates would adversely affect its financial condition, results of operations and cash flows to the extent not protected by minimum volume commitments.

        Midstream Holdings' financial performance depends to a large extent on the volumes of natural gas gathered, processed and transported and the volumes of NGLs fractionated on its assets. To the extent not protected by the minimum volume commitments, decreases in the volumes of natural gas gathered, processed or transported or in the volumes of NGLs fractionated by Midstream Holdings' assets would directly and adversely affect its revenues and results of operations. These volumes can be influenced by factors beyond Midstream Holdings' control, including:

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  environmental or other governmental regulations;

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  weather conditions;

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  increases in storage levels of natural gas and NGLs;

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  increased use of alternative energy sources;

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  decreased demand for natural gas and NGLs;

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  fluctuations in commodity prices, including the prices of natural gas and NGLs;

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  economic conditions;

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  supply disruptions;

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  availability of supply connected to Midstream Holdings' systems; and

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  availability and adequacy of infrastructure to gather and process supply into and out of Midstream Holdings' systems.

        The volumes of natural gas gathered, processed, and transported and volumes of NGLs fractionated on Midstream Holdings' assets also depend on the production of natural gas and NGLs from the regions that supply these systems. Supply of natural gas and NGLs can be affected by many of the factors listed above, including commodity prices and weather. In order to maintain or increase throughput levels on Midstream Holdings' systems, it must obtain new sources of natural gas. The primary factors affecting Midstream Holdings' ability to obtain non-dedicated sources of natural gas include (i) the level of successful leasing, permitting and drilling activity in its areas of operation, (ii) its ability to compete for volumes from new wells and (iii) its ability to compete successfully for volumes from sources connected to other pipelines. Midstream Holdings has no control over the level of drilling activity in its areas of operation, the amount of reserves associated with wells connected to its systems or the rate at which production from a well declines. In addition, it has no control over producers or their drilling or production decisions, which are affected by, among other things, the availability and cost of capital, levels of reserves, availability of drilling rigs and other costs of production and equipment.

Midstream Holdings' construction or purchase of new assets may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect its cash flows, results of operations and financial condition.

        The construction of additions or modifications to Midstream Holdings' existing systems and the construction or purchase of new midstream assets involves numerous regulatory, environmental, political and legal uncertainties beyond Midstream Holdings' control and may require the expenditure of significant amounts of capital. Financing may not be available on economically acceptable terms or at all. If Midstream Holdings undertakes these projects, it may not be able to complete them on schedule, at the budgeted cost or at all. Moreover, Midstream Holdings' revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if Midstream Holdings expands a pipeline or constructs a new pipeline, the construction may occur over an extended period of time, and Midstream Holdings may not receive any material increases in revenues until the project is completed. Moreover, Midstream Holdings may construct facilities to capture anticipated future production growth in a region in which such growth does not materialize. As a result, new facilities may not be able to attract enough throughput to achieve Midstream Holdings' expected investment return, which could adversely affect its results of operations and financial condition. In addition, the construction of additions to Midstream Holdings' existing gathering and processing assets will generally require it to obtain new rights-of-way prior to constructing new pipelines or facilities. Midstream Holdings may be unable to timely obtain such rights-of-way to connect new natural gas supplies to its existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for Midstream Holdings to obtain new rights-of-way or to expand or renew existing rights-of-way. If the cost of renewing or obtaining new rights-of-way increases, Midstream Holdings' cash flows could be adversely affected.

If third-party pipelines or other midstream facilities interconnected to Midstream Holdings' gathering or transportation systems become partially or fully unavailable, or if the volumes Midstream Holdings gathers, processes or transports do not meet the natural gas quality requirements of such pipelines or facilities, Midstream Holdings' gross operating margin and cash flow could be adversely affected.

        Midstream Holdings' gathering, processing and transportation assets connect to other pipelines or facilities owned and operated by unaffiliated third parties, including Atmos Energy, Enogex, ONEOK Partners and others. The continuing operation of, and Midstream Holdings' continuing access to, such third-party pipelines, processing facilities and other midstream facilities is not within Midstream Holdings' control. These pipelines, plants and other midstream facilities may become unavailable because of testing, turnarounds, line repair, maintenance, reduced operating pressure, lack of operating capacity, regulatory requirements and curtailments of receipt or deliveries due to insufficient capacity or because of damage from severe weather conditions or other operational issues. In addition, if the costs to Midstream Holdings to access and transport on these third-party pipelines significantly increase, Midstream Holdings' profitability could be reduced. If any such increase in costs occurs, if any of these pipelines or other midstream facilities become unable to receive, transport or process natural gas, or if the volumes Midstream Holdings gathers or transports do not meet the natural gas quality requirements of such pipelines or facilities, Midstream Holdings' operating margin and cash flow could be adversely affected.

Because of the natural decline in production from existing wells in Midstream Holdings' areas of operation, Midstream Holdings' success depends, in part, on producers replacing declining production and also on its ability to secure new sources of natural gas. Any decrease in the volumes of natural gas that Midstream Holdings gathers and processes could adversely affect its business and operating results.

        The natural gas volumes that support Midstream Holdings' business depend on the level of production from natural gas wells connected to its systems, which may be less than expected and will naturally decline over time. As a result, Midstream Holdings' cash flows associated with these wells will also decline over time. In order to maintain or increase throughput levels on Midstream Holdings' systems, it must obtain new sources of natural gas. The primary factors affecting Midstream Holdings' ability to obtain non-dedicated sources of natural gas include (i) the level of successful drilling activity in its areas of operation, (ii) its ability to compete for volumes from successful new wells and (iii) its ability to compete successfully for volumes from sources connected to other pipelines.

        Midstream Holdings has no control over the level of drilling activity in its areas of operation, the amount of reserves associated with wells connected to its systems or the rate at which production from a well declines. In addition, Midstream Holdings has no control over Devon or other producers or their drilling or production decisions, which are affected by, among other things:

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  the availability and cost of capital;

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  prevailing and projected natural gas and NGL prices;

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  demand for natural gas and NGLs;

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  levels of reserves;

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  geologic considerations;

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  environmental or other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; and

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  the costs of producing natural gas, the availability and costs of drilling rigs and other equipment.

        Fluctuations in energy prices can also greatly affect the development of natural gas reserves. Drilling and production activity generally decreases as natural gas prices decrease. Declines in natural gas prices could have a negative impact on exploration, development and production activity, and if sustained, could lead to a material decrease in such activity. Sustained reductions in exploration or production activity in Midstream Holdings' areas of operation could lead to reduced utilization of Midstream Holdings' assets.

        Due to these and other factors, even if oil and natural gas reserves are known to exist in areas served by Midstream Holdings' assets, producers may choose not to develop those reserves. If reductions in drilling activity result in Midstream Holdings' inability to maintain the current levels of throughput on its systems, those reductions could reduce Midstream Holdings' revenue and cash flow.

A change in the jurisdictional characterization of some of Midstream Holdings' assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of such assets, which may cause Midstream Holding's revenues to decline and its operating expenses to increase.

        Most of Midstream Holdings' natural gas gathering and transportation operations are exempt from Federal Energy Regulatory Commission, or FERC, regulation under the Natural Gas Act of 1938, or the NGA. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC under the NGA. Although FERC has not made any formal determinations with respect to any of Midstream Holdings' facilities, Midstream Holdings believes that the natural gas pipelines in its gathering systems meet the traditional tests FERC has used to establish whether a pipeline is a gathering pipeline not subject to FERC jurisdiction. However, the classification and regulation of some of its natural gas gathering facilities and intrastate transportation pipelines may be subject to change based on future determinations by FERC, the courts, or the United States Congress. If FERC were to consider the status of an individual facility and determine that the facility or services provided by it are not exempt from FERC regulation under the NGA, the rates for, and terms and conditions of, services provided by such facility would be subject to regulation by FERC under the NGA or the Natural Gas Policy Act of 1978, or the NGPA. Such regulation could decrease revenue, increase operating costs, and, depending upon the facility in question, could adversely affect Midstream Holdings' results of operations and cash flows.

        Other FERC regulations may indirectly impact Midstream Holdings' businesses and the markets for products derived from these businesses. FERC's policies and practices across the range of its natural gas regulatory activities, including, for example, its policies on open access transportation, ratemaking, gas quality, capacity release and market center promotion, may indirectly affect the intrastate natural gas market. Should Midstream Holdings fail to comply with all applicable FERC administered statutes, rules, regulations and orders, Midstream Holdings could be subject to substantial penalties and fines, which could have a significant adverse effect on its results of operations and cash flows. FERC has civil penalty authority under the NGA and the NGPA to impose penalties for current violations of up to $1,000,000 per day for each violation and disgorgement of profits associated with any violation.

        State regulation of natural gas gathering facilities and intrastate transportation pipelines generally includes various safety, environmental and, in some circumstances, nondiscriminatory take and common purchaser requirements, as well as complaint-based rate regulation. Texas has adopted regulations that generally allow natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to gathering and intrastate transportation pipeline access and rate discrimination. Other state regulations may not directly apply to Midstream Holdings' business, but may nonetheless affect the availability of natural gas for purchase, processing and sale, including Texas' regulation of production rates and maximum daily production allowable from natural gas wells.

        Natural gas gathering may receive greater regulatory scrutiny at both the state and federal levels. Midstream Holdings' gathering and intrastate transportation operations could be adversely affected in the future should they become subject to the application of state or federal regulation of rates and services. These operations may also be or become subject to safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of such facilities. Midstream Holdings cannot predict what effect, if any, such changes might have on its operations, but the industry could be required to incur additional capital expenditures and increased costs depending on future legislative and regulatory changes. For more information regarding federal and state regulation of Midstream Holdings' operations, please see Exhibit 99.1 "Business Information Regarding Devon Midstream Holdings, L.P.—Regulation of Operations."

The Acacia transmission system is subject to regulation by FERC pursuant to Section 311 of the NGPA, which could have an adverse impact on Midstream Holdings' ability to establish transportation rates that would allow it to recover the full cost of operating the Acacia transmission system, including a reasonable return, and cash available for distribution.

        FERC has jurisdiction over transportation rates charged by the Acacia transmission system for transporting natural gas in interstate commerce under Section 311 of the NGPA. Rates to provide such services must be "fair and equitable" under the NGPA and are subject to review and approval by FERC at least once every five years. Accordingly, such regulation may have an adverse impact on Midstream Holdings' ability to establish transportation rates that would allow it to recover the full cost of operating its Acacia transmission system, including a reasonable return. For more information regarding regulation of Midstream Holdings' operations, please see Exhibit 99.1 "Business Information Regarding Devon Midstream Holdings, L.P.—Regulation of Operations."

Increased regulation of hydraulic fracturing could result in reductions or delays in natural gas production by Midstream Holdings' customers, which could adversely impact its revenues.

        An increasing percentage of Midstream Holdings' customers' oil and gas production is being developed from unconventional sources, such as deep gas shales. These reservoirs require hydraulic fracturing completion processes to release the gas from the rock so it can flow through casing to the surface. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into the formation to stimulate production. The U.S. Environmental Protection Agency, or the EPA, is commencing a multi-year study of the potential environmental impacts of hydraulic fracturing activities. The EPA's draft final report on the study is anticipated by the end of 2014. At the same time, certain environmental groups have suggested that additional laws may be needed to more closely and uniformly regulate the hydraulic fracturing process, and legislation has been proposed by some members of Congress to provide for such regulation. Midstream Holdings cannot predict whether any such legislation will ever be enacted and if so, what its provisions would be. Additional levels of regulation or new permit requirements resulting from the adoption of new laws and regulations at the federal or state level could lead to delays, increased operating costs and process prohibitions that could reduce the volumes of natural gas that move through Midstream Holdings' gathering systems, which would adversely affect its revenues and results of operations.

Midstream Holdings may incur significant costs in complying with, or significant costs and liabilities as a result of a failure to comply with, new or existing environmental laws and regulations, and changes in environmental laws or regulations could adversely impact Midstream Holdings' customers' production and operations, which could have a significant adverse effect on its results of operations and cash flows.

        As an owner, lessee or operator of natural gas gathering, processing and transportation operations, Midstream Holdings is subject to various stringent federal, state, tribal and local laws and regulations relating to air emissions and the discharge of materials into, and protection of, the environment. Numerous governmental authorities, such as the EPA and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of Midstream Holdings' operations. Strict joint and several liability may be incurred under these laws and regulations for the remediation or restoration of contaminated properties. Private parties, including the owners of the properties through which Midstream Holdings' gathering systems pass and facilities where its wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance, as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. Midstream Holdings may not be able to recover all or any of these costs from insurance. In addition, Midstream Holdings may experience a delay in obtaining or be unable to obtain required permits, which may cause it to lose potential and current customers, interrupt its operations and limit its growth and revenues, which in turn could affect its profitability. There is no assurance that changes in public policy regarding the protection of the environment will not have a significant negative impact on Midstream Holdings' operations and profitability. Please see Exhibit 99.1 "Business Information Regarding Devon Midstream Holdings, L.P.—Environmental Matters" for more information.

Climate change legislation, regulatory initiatives and litigation could result in increased operating costs and reduced demand for the services Midstream Holdings provides.

        Policymakers in the U.S. are increasingly focusing on whether the emissions of greenhouse gases, or GHGs, such as carbon dioxide and methane, are contributing to harmful climatic changes. Policymakers at both the U.S. federal and state levels have introduced legislation and proposed new regulations that are designed to quantify and limit the emission of GHGs through inventories, limitations and/or taxes on GHG emissions. Legislative initiatives and discussions to date have focused on the development of cap-and-trade and/or carbon tax programs. A cap-and-trade program generally would cap overall GHG emissions on an economy-wide basis and require major sources of GHG emissions or major fuel producers to acquire and surrender emission allowances. Cap-and-trade programs could be relevant to Midstream Holdings and its operations in several ways. First, the equipment Midstream Holdings uses to process and transport oil, natural gas and NGLs emits GHGs. Midstream Holdings could therefore be subject to caps and penalties if emissions exceeded the caps. Second, the combustion of carbon-based fuels, such as the oil, natural gas and NGLs Midstream Holdings sells, emits carbon dioxide and other GHGs. Therefore, demand for Midstream Holdings' products could be reduced by the imposition of caps and penalties on its customers. Carbon taxes could likewise affect Midstream Holdings to the extent they apply to emissions from its equipment and/or emissions resulting from use of its products by its customers, which would depend on the particular program adopted. Application of caps or taxes on companies such as Midstream Holdings, based on carbon content of produced oil and gas volumes rather than on consumer emissions, could lead to penalties, fees or tax assessments for which there are no mechanisms to pass such costs through the distribution and consumption chain where fuel use or conservation choices are made. Although it presently appears unlikely that comprehensive climate legislation will be passed by either house of Congress in the near future, energy legislation and other initiatives are expected to be proposed that may be relevant to GHG emissions issues. Independent of Congress, the EPA has begun to regulate the emission of GHGs under the federal Clean Air Act. These regulations include monitoring and reporting obligations as well as pre-construction permitting requirements. In addition, almost half of the states, either individually or through multi-state regional initiatives, have begun to address GHG emissions, primarily the planned development of emission inventories or GHG cap and trade programs as described above. Finally, it should be noted that some scientists have concluded that increasing concentrations of GHGs in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts and floods and other climatic events. Midstream Holdings cannot predict with any certainty at this time how these possibilities may affect its operations.

Midstream Holdings may incur significant costs and liabilities as a result of pipeline integrity management program testing and any related pipeline repair or preventative or remedial measures.

        The United States Department of Transportation, or the DOT, has adopted regulations requiring pipeline operators to develop integrity management programs for transportation pipelines located where a leak or rupture could do the most harm in "high consequence areas." The regulations require operators to:

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  perform ongoing assessments of pipeline integrity;

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  identify and characterize applicable threats to pipeline segments that could impact a high consequence area;

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  improve data collection, integration and analysis;

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  repair and remediate the pipeline as necessary; and

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  implement preventive and mitigating actions.

        In January 2012, the President signed into law the Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011 which increases potential penalties for pipeline safety violations, gives new rulemaking authority to the DOT with respect to shut-off valves on transmission pipeline facilities constructed or entirely replaced after the rule is promulgated, requires the DOT to revise incident notification guidance, and imposes new records requirements on pipeline owners and operators. The new legislation also requires the DOT to study and report to Congress on other areas of pipeline safety, including expanding the reach of the integrity management regulations beyond high consequences areas, but restricts the DOT from promulgating expanded integrity management rules during the review period and for a period following submittal of its report to Congress unless the rulemaking is needed to address a present condition that poses a risk to public safety, property or the environment. On September 25, 2013, the Pipeline and Hazardous Materials Safety Administration, or PHMSA, released a final rule increasing the civil penalty maximums for pipeline safety violations. The rule increased the maximum penalties from $100,000 to $200,000 per day for each violation, and from $1,000,000 to $2,000,000 for a related series of violations. Additionally, PHMSA issued an Advisory Bulletin in May 2012, which advised pipeline operators of anticipated changes in annual reporting requirements and that if they are relying on design, construction, inspection, testing or other data to determine the pressures at which their pipelines should operate, the records of that data must be traceable, verifiable and complete. Locating such records and, in the absence of any such records, verifying maximum pressures through physical testing or modifying or replacing facilities to meet the demands of such pressures, could significantly increase our costs. Additionally, failure to locate such records or verify maximum pressures could result in reductions of allowable operating pressures, which would reduce available capacity on our pipeline. At the state level, several states have passed legislation or promulgated rulemaking dealing with pipeline safety.

Midstream Holdings' business involves many hazards and operational risks, some of which may not be fully covered by insurance. The occurrence of a significant accident or other event that is not fully insured could curtail Midstream Holdings' operations and have a significant adverse effect on its results of operations and financial condition.

        Midstream Holdings' operations are subject to all of the hazards inherent in the gathering, processing and transporting of natural gas and the fractionation of NGLs, including:

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  damage to pipelines and processing facilities, related equipment and surrounding properties caused by natural disasters, acts of terrorism and acts of third parties;

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  damage from construction, farm and utility equipment as well as other subsurface activity;

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  leaks of natural gas, NGLs and other hydrocarbons or losses of natural gas or NGLs as a result of the malfunction of equipment or facilities;

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  fires, ruptures and explosions; and

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  other hazards that could result in personal injury and loss of life, pollution and suspension of operations.

        These risks could result in substantial losses due to personal injury, loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage, and they may result in curtailment or suspension of Midstream Holdings' related operations. A natural disaster or other hazard affecting the areas in which Midstream Holdings operates could have a significant adverse effect on its operations.

        To mitigate financial losses resulting from these operational hazards, Midstream Holdings maintains comprehensive general liability insurance, as well as insurance coverage against certain losses resulting from physical damages, business interruption and pollution events that are considered sudden and accidental. However, Midstream Holdings is not fully insured against all risks inherent to its business and its insurance coverage does not provide 100 percent reimbursement of potential losses resulting from these hazards. Insurance coverage is generally not available to Midstream Holdings for pollution events that are considered gradual, and Midstream Holdings has limited or no insurance coverage for certain risks such as political risk, war and terrorism. Midstream Holdings' insurance coverage does not cover penalties or fines assessed by governmental authorities. If a significant accident or event occurs that is not fully insured, it could adversely affect Midstream Holdings' revenues, earnings and cash flows.

        In addition, Midstream Holdings may not be able to maintain or obtain insurance of the type and amount it desires at acceptable rates. As a result of market conditions, premiums and deductibles for certain of Midstream Holdings' insurance policies may increase substantially. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage.

Some of Midstream Holdings' facilities may be subject to claims by neighbors that the facilities interfere with the use or enjoyment of their property.

        Although Midstream Holdings' facilities are generally in rural areas, some may be in proximity to residences or other inhabited tracts. These neighbors may claim that Midstream Holdings' gathering, processing, transportation and fractionation assets interfere with their use or enjoyment of such property and its resale value. Midstream Holdings' may not be able to recover the costs to defend, settle or litigate these claims through insurance or increased revenues, which may materially reduce its net earnings and have a significant adverse effect on its cash flow.

Midstream Holdings does not own all of the land on which its pipelines and facilities are located, which could result in disruptions to its operations.

        Midstream Holdings does not own all of the land on which its pipelines and facilities have been constructed, and it is, therefore, subject to the possibility of more onerous terms or increased costs to retain necessary land use if it does not have valid rights-of-way or if such rights-of-way lapse or terminate. Midstream Holdings obtains the rights to construct and operate its pipelines on land owned by third parties and governmental agencies for a specific period of time. Midstream Holdings' loss of these rights, through its inability to renew right-of-way contracts or otherwise, could have a significant adverse effect on its business, results of operations, financial condition and cash flow.

Midstream Holdings' industry is highly competitive, and increased competitive pressure could adversely affect its business and operating results.

        Midstream Holdings competes with similar enterprises in the Barnett, Cana-Woodford and Arkoma-Woodford Shales for production other than from Devon. Some of Midstream Holdings' competitors may expand or construct gathering, processing and transportation systems or NGL fractionation facilities that would create additional competition for the activities it performs. In addition, Midstream Holdings' customers who are significant producers of natural gas may develop their own gathering, processing and transportation systems or NGL fractionation facilities in lieu of using Midstream Holdings' systems. Midstream Holdings' ability to renew or replace existing contracts with its customers at rates sufficient to maintain current revenues and cash flows could be adversely affected by the activities of its competitors and its customers. All of these competitive pressures could have a significant adverse effect on Midstream Holdings' business, results of operations, financial condition and cash flows.

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  Exhibit 99.2